UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2012

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 5, 2012, Bimini Capital Management, Inc. (the “Company” or “Bimini”) held its Annual Stockholders’ Meeting in Vero Beach, Florida for the purpose of: (i) electing one Class III director to serve on Bimini’s board of directors (the “Board”) until the 2015 Annual Meeting of Stockholders; and (ii) ratifying the selection of BDO USA, LLP as Bimini’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The total number of shares of common stock entitled to vote at the Annual Meeting was 10,269,462, of which 8,339,448 shares, or 81.2%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of one Class III director to serve on the Board until the 2015 Annual Meeting of Stockholders.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert J. Dwyer	2,759,909	-	178,623	5,400,916

Based on the foregoing votes, Mr. Dwyer was elected to serve as Class III director until the 2015 Annual Meeting of Stockholders.  The continuing directors of the Company are Frank E. Jaumot and Robert E. Cauley.

Proposal 2.  Ratification of the selection of BDO USA, LLP as independent registered public accounting firm for the Company for the 2012 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,904,493	-	434,955	-

Based on the foregoing votes, the selection of BDO USA, LLP as independent registered public accounting firm for the Company for the 2012 fiscal year was ratified.

Further information regarding these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2012	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer